UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2024

StoneBridge Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40613	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One World Trade Center

Suite 8500

New York, NY 10007

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (646) 314-3555

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one Redeemable Warrant	APACU	The Nasdaq Stock Market LLC
Class A ordinary shares par value $0.0001 per share	APAC	The Nasdaq Stock Market LLC
Warrants, each exercisable for one Class A ordinary share for $11.50 per share	APACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Change in Registrant’s Certifying Accountant

On March 20, 2024, StoneBridge Acquisition Corporation (the “Company”) dismissed Marcum LLP (“Marcum” or the “Former Auditor”) as its independent registered public accounting firm. On March 20, 2024, the Company hired BDO India LLP (“New Auditor”) as its independent registered public accountant firm which was unanimously approved by the Company’s audit committee and board of directors.

Pursuant to applicable rules, the Company makes the following additional disclosures:

(a) The Former Auditor’s audit report on the financial statements of the Company for the year ended December 31, 2022 and for the period from February 2, 2021 (inception) through December 31, 2021, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that such report contained an explanatory paragraph regarding the Company’s ability to continue as a going concern with respect to uncertainty as to the Company’s ability to continue as a going concern.

(b) During the period from February 2, 2021 (inception) through December 31, 2022, and the subsequent interim period preceding dismissal, there were no disagreements between the Company and Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the satisfaction of Marcum would have caused it to make reference thereto in connection with the Former Auditor’s reports on the financial statements for such periods. During the period from February 2, 2021 (inception) through December 31, 2022, and the subsequent interim period preceding dismissal, there were no events of the type described in Item 304(a)(1)(v) of Regulation S-K, other than the material weakness in internal controls over financial reporting related to accounting and valuation for complex financial instruments in addition to the material weakness in internal controls over financial reporting related to incomplete accounting for accruals.

(c) During the period from February 2, 2021 (inception) through December 31, 2022, and the subsequent interim period preceding dismissal of the Former Auditor, the Company did not consult with the New Auditor with respect to any matter whatsoever including without limitation with respect to any of (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s financial statements; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or an event of the type described in Item 304(a)(1)(v) of Regulation S-K.

On March 20, 2024, the Company provided the Former Auditor with a copy of the foregoing disclosure and requested that it furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made therein. A copy of the letter from the Former Auditor dated March 26, 2024, is attached hereto as Exhibit 16.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description
16.1	Letter from Marcum LLP, dated March 26, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

StoneBridge Acquisition Corporation

By:	/s/ Bhargav Marepally
Name:	Bhargav Marepally
Title:	Chief Executive Officer

Date: March 26, 2024